Exhibit 99.1

Arcturus Therapeutics Announces First Quarter Financial Results and Provides a Corporate Update

San Diego, Calif, May 13, 2019 – Arcturus Therapeutics Ltd. (NASDAQ: ARCT), a leading messenger RNA medicines company focused on the discovery, development and commercialization of therapeutics for rare diseases, today reported its financial results for the quarter ended March 31, 2019 and provided a corporate update.

“We are pleased with our progress in 2019, as we continue to work to strengthen our leadership position in intravenous and inhaled mRNA medicines,” said Joseph Payne, President & CEO of Arcturus Therapeutics.  “The development of our preclinical product pipeline continues to move forward, and we have several target milestones that we aim to reach later this year, including the planned Investigational New Drug (IND) Application submission for ARCT-810 as a treatment for OTC Deficiency, in the fourth quarter of the year.”

Recent Highlights

Continued Progress with Flagship mRNA Program for Ornithine Transcarbamylase (OTC) Deficiency

ARCT-810 remains on track to file an IND with the U.S. Food and Drug Administration (FDA) in 4Q 2019.

Completed manufacture of Drug Substance and Drug Product using Arcturus proprietary processes:

•	GMP-grade OTC mRNA Drug Substance (> 10 grams)
•	Multiple batches of LUNAR®-formulated OTC mRNA Drug Product (> 10 grams each)
•	Current inventory is sufficient to support IND-enabling studies and early clinical development

Corporate Developments

Arcturus remains on track to redomicile from an Israeli limited company to a Delaware corporation:

•	Redomiciliation is subject to a vote at a shareholder meeting May 17, 2019
•	Arcturus has already received proxies representing a majority (> 50%) of shareholder votes in favor
•	Following formal approval by shareholders on May 17, the Company will seek ratification from the Israeli Court, expected to occur within several weeks thereafter

Financial Results for the Quarter Ended March 31, 2019

Revenues in conjunction with strategic alliances and collaborations: Collaboration revenue was $4.4 million during the three months ended March 31, 2019, compared to $2.4 million in the three months ended March 31, 2018.

Operating expenses: Operating expenses were $10.9 million in the three months ended March 31, 2019, an increase of approximately 20% compared to $9.0 million in the three months ended March 31, 2018.

Net Loss: Net loss for the three months ended March 31, 2019 was approximately $6.9 million, or ($0.68) per basic and diluted share, compared with a net loss of $6.6 million, or ($0.66) per basic and diluted share, in the three-month period ended March 31, 2018.

Cash: At March 31, 2019, Arcturus had cash and cash equivalents totaling $31.2 million, compared to cash, cash equivalents of $36.7 million at December 31, 2018.

About Arcturus Therapeutics Ltd.

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Ltd. (NASDAQ: ARCT) is an RNA medicines company with enabling technologies – UNA Oligomer chemistry and LUNAR® lipid-mediated delivery. Arcturus’ diverse pipeline of RNA therapeutics includes programs pursuing rare diseases, Hepatitis B, non-alcoholic steatohepatitis (NASH), cystic fibrosis, and vaccines. Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of RNA medicines including small interfering RNA, messenger RNA, replicon RNA, antisense RNA, microRNA and gene editing therapeutics. Arcturus owns LUNAR lipid-mediated delivery and Unlocked Nucleomonomer Agent (UNA) technology including UNA Oligomers, which are covered by its extensive patent portfolio (152 patents and patent applications, issued in the U.S., Europe, Japan, China and other countries). Arcturus’ proprietary UNA technology can be used to target individual genes in the human genome, as well as viral genes, and other species for therapeutic purposes. Arcturus’ commitment to the development of novel RNA therapeutics has led to partnerships with Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, Ultragenyx Pharmaceutical, Inc., Takeda Pharmaceutical Company Limited, Synthetic Genomics Inc. and the Cystic Fibrosis Foundation. For more information, visit www.Arcturusrx.com, the content of which is not incorporated herein by reference.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, collaborations, future financial position, prospects, plans and objectives of management, the likelihood of success of the Company’s technology or potential development of any products, including statements relating to the completion and timing of the Redomiciliation from Israel to Delaware, the status of the preclinical development program for any of the clinical development programs of Arcturus, the date that an IND may be filed with the FDA, the potential market or success for the clinical development programs of Arcturus, current standards of care, and the Company’s future cash and financial position are forward-looking statements. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Actual results and performance could differ materially from those projected in any forward-looking statements as a result of many factors, including without limitation, an inability to develop and market product candidates, inability to generate positive verifiable data, unexpected clinical results, unforeseen expenses and general market conditions that may prevent such achievement or performance. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading “Risk Factors” in Arcturus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019 and in subsequent filings with, or submissions to, the SEC. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contact

Neda Safarzadeh
Arcturus Therapeutics
(858) 900-2682
IR@ArcturusRx.com

Arcturus Investor Contacts

Michael Wood

LifeSci Advisors LLC

(646) 597-6983

mwood@lifesciadvisors.com

ARCTURUS THERAPEUTICS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars in thousands, except par value information)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,220	$36,709
Accounts receivable	4,457	4,481
Prepaid expenses and other current assets	929	638
Total current assets	36,606	41,828
Property and equipment, net	2,016	1,975
Operating lease right-of-use asset	5,690	—
Equity-method investment	—	288
Non-current restricted cash	107	107
Total assets	$44,419	$44,198
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,118	$2,398
Accrued liabilities	2,766	3,907
Deferred revenue	7,728	6,272
Total current liabilities	14,612	12,577
Deferred revenue, net of current portion	8,025	7,534
Long-term debt	9,945	9,911
Operating lease liability, net of current portion	5,483	—
Deferred rent	—	534
Total liabilities	$38,065	$30,556
Shareholders' equity
Ordinary shares: NIS 0.07 par value; 30,000 shares authorized, 10,762 issued, 10,719 outstanding and 43 held in treasury at March 31, 2019; NIS 0.07 par value; 30,000 shares authorized, 10,762 issued, 10,719 outstanding and 43 held in treasury at December 31, 2018	214	214
Additional paid-in capital	58,701	58,302
Accumulated deficit	(52,561)	(44,874)
Total shareholders' equity	6,354	13,642
Total liabilities and shareholders' equity	$44,419	$44,198

ARCTURUS THERAPEUTICS LTD. AND ITS SUBSIDIARIES

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars in thousands, except par value information)

	Three Months Ended
	March 31,
	2019	2018
Collaboration revenue	$4,350	$2,367
Operating expenses:
Research and development, net	7,324	3,941
General and administrative	3,534	5,098
Total operating expenses	10,858	9,039
Net loss from operations	(6,508)	(6,672)
Loss from equity-method investment	(288)	—
Finance (expense) income, net	(88)	101
Net loss	$(6,884)	$(6,571)
Net loss per share, basic and diluted	$(0.68)	$(0.66)
Weighted-average shares outstanding, basic and diluted	10,095	10,028
Comprehensive loss:
Net loss	$(6,884)	$(6,571)
Unrealized loss on short-term investments	—	(2)
Comprehensive loss	$(6,884)	$(6,573)